FUND ADVISER'S CODE OF ETHICS
                                       OF
                         SPECTRUM ASSET MANAGEMENT, INC.


PREAMBLE

         This Code of Ethics ("Code") is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 204-2 thereunder and Section 17j of the Investment Company Act of 1940 (the "40 Act") and Rule 17j-1 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act ("Section 206") and Rule 17j-1 of the 40 Act ("Rule 17j-1") make it unlawful for certain persons, including Spectrum Asset Management, Inc. (the "Firm"):

     (1) To employ a device, scheme or artifice to defraud any client or prospective client, or any portfolio of the Principal Investor's Fund (the "Fund") managed by the Firm;

     (2) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client, or the Fund;

     (3) Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

     (4) To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative; or

     (5) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.

         This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

         This Code of Ethics is adopted by the Board of Directors of the Firm. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the client of the Firm and shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients or shareholders;
(ii) taking inappropriate advantage of their position with the Firm or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and to the Fund's Compliance Officer.

POLICY STATEMENT ON INSIDER TRADING

         The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Firm's Compliance Officer.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1) trading by an insider, while in possession of material nonpublic information, or

(2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or was misappropriated, or

(3)               communicating material nonpublic information to others.

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

         Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

         ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

i.                Report the matter immediately to the Firm's Compliance
                  Officer.

ii. Do not purchase or sell the securities on behalf of yourself or others.

iii. Do not communicate the information inside or outside the Firm, other than to the Firm's Compliance Officer.

iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

         Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

         The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

         To prevent insider trading, the Firm will;

i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and

ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

1. implement measures to prevent dissemination of such information, and

2. if necessary, restrict officers, directors and employees from trading the securities.

         To detect insider trading, the Firm's Compliance Officer will:

i. review the trading activity reports filed by each officer, director and employee, and

ii. review the trading activity of accounts managed by the Firm.

DEFINITIONS

a. "Access person" means any director, officer, general partner or advisory person of the Firm.

b. "Advisory person" means (a) any employee of the Firm who, in connection with his regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of a security by the Firm or the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm or the Fund with regard to the purchase or sale of a security by the Firm or the Fund.

c.   "Affiliated company" means a company with an affiliated person.

d. "Affiliate person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person;
     (e) if such other person is an investment company, any investment adviser thereof or any member of an advisor board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

e. A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm or the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

f. "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 or the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

g. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

h. "Investment Personnel" means (a) any portfolio manager of the Firm or the Fund as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

i.   "Person" means any natural person or a company.

j. "Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

k. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of; or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of unaffiliated registered open-end investment companies (mutual funds).

PROHIBITED TRANSACTIONS

         A.       Access persons

                  a. No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Section 206 and Rule 17j-1.

b.                                  No access person shall:

i. purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

1. is being considered for purchase or sale by the Firm or the Fund, or

2. is being purchased or sold by any portfolio of the Firm or the Fund; or

ii. disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Firm or the Fund.

         B.       Investment Personnel

                  i. No investment personnel shall:

a. accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Firm or the Fund; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business;

b. acquire securities, other than fixed income securities, in an initial public offering, in order to preclude any possibility of such persons profiting from their positions with the Firm;

c. purchase any securities in a private placement, without prior approval of the Firm's Compliance Officer, or other officer designated by the Board of Directors. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by the Firm or Fund of an investment in the issuer. In such circumstances, the Firm's or the Fund's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

d. profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio of the Firm.

     Exceptions: The Firm's management, upon the advice of counsel, may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports and exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front-running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Firm's client portfolios. The Firm's management shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The granting of an exception to this prohibition shall be permissible if the securities involved in the transaction are not (i) being considered for purchase or sale by the portfolio of the Firm that serves as the basis of the individual's
     "investment personnel" status or (ii) being purchased or sold by the portfolio of the Firm that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities; exceptions granted under this provision are conditioned upon receipt by a duly authorized officer of the Firm of a report of the transaction and certification by the respective investment personnel that the transaction is in compliance with this Code of Ethics (see Exhibit D).

e. serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm or the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients and the Fund's shareholders. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

         C.       Portfolio Managers

a.                                  No portfolio manager shall:

i. buy or sell a security within seven (7) calendar days before and within seven (7) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio(s).

EXEMPTED TRANSACTIONS

The prohibitions of Sections B shall not apply to:

a. purchase or sales effected in any account over which the access person has no direct or indirect influence or control;

b. purchases or sales which are non-volitional on the part of either the access person or the Firm;

c. purchases which are part of an automatic dividend reinvestment plan;

d. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights to acquired;

e. purchases or sales of securities which are not eligible for purchase by the Firm or the Fund and which are not related economically to securities purchased, sold or held by the Firm or the Fund;

f. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the clients and which are otherwise in accordance with this Code and Section 206 and Rule 17j-1; For example, such transactions would normally include purchases or sales of:

a.   securities contained in the Standard and Poor's 100 Composite Stock Index;

b. within any three-consecutive month period, up to $25,000 principal amount of a fixed income security or 100 shares of an equity security (all trades within a three-consecutive month period shall be integrated to determine the availability of this exemption);

c. up to 1,000 shares of a security which is being considered for purchase or sale by a client portfolio or the Fund (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion, and if the proposed acquisition or disposition by the Firm is less than one percent of the class outstanding as shown by the most recent report or statement published by the issuer, or less than one percent of the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar weeks prior to the individual's personal securities transaction; or

d. any amount of securities if the proposed acquisition or disposition by the Firm or the Fund is in the amount of 1,000 or less shares and the security listed on a national securities exchange or the national Association of Securities Dealers Automated Quotation System.

COMPLAINCE PROCEDURES

a.       Pre-clearance

All access persons shall receive prior written approval from the Firm's Compliance Officer, or other officer designated by the Board of Directors before purchasing or selling securities.

Purchase or sales by access persons who are employees of Principal Investor's Fund are not subject to the pre-clearance procedures set forth herein, provided that such persons are required to pre-clear proposed transactions in securities pursuant to a Code of Ethics.

Purchases or sales of securities which are not eligible for purchase or sale by the Firm or any portfolio of the Firm that serves as the basis of the individual's "access persons" status shall be entitled to clearance automatically from the Firm's Compliance Officer. This provision shall not relieve any access person from compliance with pre-clearance procedures.

b.       Disclosure of Personal Holdings

All investment personnel shall disclose to the Firm's Compliance Officer all personal securities holdings within ten (10) days of their appointment as an Access Person and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A and shall be delivered, upon request, to the Firm's Compliance Officer, and, upon request, the Fund's Compliance Officer.

c. Certification of Compliance with Code of Ethics

a. Every access person shall certify annually that:

i. they have read and understand the Code of Ethics and recognize that they are subject thereto;

ii. they have complied with the requirements of the Code of Ethics; and;

iii. they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

         The annual report shall be made on the form attached as Exhibit B and delivered to the Compliance Officers of the Firm and the Fund.

d.                         Reporting Requirements

a. Every access person shall report to the Compliance Officers of the Firm and the Fund the information described in, Subparagraph (4)(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

b. Reports required shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected.

                  Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

i. the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

ii. the nature of the transactions (i.e., purchase, sale or any other type of acquisition or disposition);

iii. the price at which the transaction was effected; and

iv. the name of the broker, dealer or bank with or through whom the transaction was effected.

                  Duplicate copies of the broker confirmation of all personal transactions and copies of periodic statements for all securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

c. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

d. The Compliance Officer of the Firm shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.


e. Reports submitted to the Compliance Officers of the Firm/Fund pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and directors of the Firm/Fund, Firm/Fund counsel or regulatory authorities upon appropriate request.

e.                         Conflict of Interest

Every access person shall notify the Compliance Officers of the Firm and the Fund of any personal conflict of interest relationship which may involve the Firm's clients (including the Fund), such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

a. The Firm's Compliance Officer shall promptly report to the Board of Directors and to the Fund's Compliance Officer all apparent violations of this Code of Ethics and the reporting requirements thereunder.

b. When the Firm's Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph
                  (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 or Rule 17j-1, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.

c. The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

ANNUAL REPORTING TO THE BOARD OF DIRECTORS

a. Annually, those individuals charged with the responsibility for carrying out this Code shall prepare a written report to the Boards of Directors of Principal Management and of the Funds that, at a minimum, will include:

(1)                        A certification that Spectrum Asset Management, Inc.
                           has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

(2) Identification of material violations and sanctions imposed in response to those violations during the past year;

(3) A description of issues that arose during the previous year under the Code; and

(4) Recommendations, if any, as to changes in existing restrictions or procedures based on experience with this Code, evolving industry practices or developments in applicable laws or regulations.

         The Fund's Compliance Officer will prepare a similar report for the Fund's Board of Directors.



SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

RETENTION OF RECORDS

         This Code of Ethics, a list of all persons required to make reports hereunder from time to time, as shall be updated by the Firm's Compliance Officer, a copy of each report made by an access person hereunder, each memorandum made by the Firm's Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.


Date:  _______________________ , 2001.

                                   (Exhibit A)

                         SPECTRUM ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS

                     INITIAL REPORT OF INVESTMENT PERSONNEL


To the Compliance Officer of Spectrum Asset Management, Inc. (the "Firm") on behalf of ss Inc. (the "Fund"):

a. I hereby acknowledge receipt of a copy of the Code of Ethics for the Firm.

b. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Investment Personnel."

c. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

d. As of the date below, I had a direct or indirect beneficial ownership in the following securities:

---------------------------------------- -------------------------------------- --------------------------------------
                                                                                Type of Interest
Name of Securities                       Number of Shares                       (Direct or Indirect)

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual fund).

Date:  __________________________   Signature:  ________________________________
         (First date of investment
         personnel status)                  Print Name:  _______________________

                                            Title:  ____________________________
Employers Name:  Spectrum Asset Management, Inc.

Date:  _________________________    Signature:  ________________________________
                                                Firm's Compliance Officer




                                   (Exhibit B)
                         SPECTRUM ASSET MANAGEMENT, INC.
                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

To the Compliance Officer of Spectrum Asset Management, Inc. (the "Firm") and The Principal Investor's Fund. (the "Fund"):

a. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

b. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

c. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Firm or the Fund to any employees of any other Principal Investor's Fund affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

d. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

e. Only access persons who are also investment personnel complete this item. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following securities:

---------------------------------------- -------------------------------------- --------------------------------------
Name of Securities                       Number of Shares                       Type of Interest
                                                                                (Direct or Indirect)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

Note: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper --- and unaffiliated registered open-end investment companies (mutual fund).

Date:  ____________________         Signature:  ________________________________

                                    Print Name:  _______________________________

                                    Title:  ____________________________________

Employer's Name:  Spectrum Asset Management, Inc.

Date:  _____________________        Signature:  ________________________________
                                    Firm's Compliance Officer

                                   (Exhibit C)
                         SPECTRUM ASSET MANAGEMENT, INC.
                                 ACCESS PERSONS

Securities Transactions Report For the Calendar Quarter Ended: ___________

To the Compliance Officer of Spectrum Asset Manager, Inc. (the "Firm") (with a copy to the Compliance Officer of Principal Investor's Fund, Inc. (the "Fund"):

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm.

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

                                                                  Nature of                     Broker/Dealer
                                                  Dollar Amt.     Transaction                   Or Bank Through Whom
               Date of          Number of         Of Transaction  (Purchase,                    Effected
Security       Transaction      Shares                            Sale, Other)      Other
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------
-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

-------------- ---------------- ----------------- --------------- ----------------- ----------- ----------------------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm and the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Firm clients or any related portfolios, including the Fund.

         Note: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

Date:  _________________________    Signature:  ______________________________

                                      Print Name:  _____________________________

                                      Title:  __________________________________

Employer's Name:  Spectrum Asset Management, Inc.

Date:  _________________________    Signature:  _______________________________
                                                Firm's Compliance Officer

                                   (Exhibit D)

                         SPECTRUM ASSET MANAGEMENT, INC.

                              INVESTMENT PERSONNEL

Securities Transactions Report Relating to Short-Term Trading
(See Section Code of Ethics)

For the Sixty-Day Period from __________ to __________ :

To the Compliance Officer of Spectrum Asset Management, Inc. (the "Firm") on behalf of Principal Investor's Fund, Inc. ("the Fund").

During the 60 calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership.

----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------

                                                                Nature of                        Broker/Dealer
                                                Dollar Amount   Transaction       Price (or      Or Bank
                  Date of          No. of       of Transaction  (Purchase,        Proposed       Through Whom
Security          Transaction      Shares                       Sale, Other)      Price)         Effected
----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------
----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------

----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------
----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------

----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------
----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------

----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------
----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------

----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------
----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------

----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------
----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------

----------------- ---------------- ------------ --------------- ----------------- -------------- ---------------------


This report (i) excludes transactions with respect to which I have or had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the (1) portfolio of the Firm that serves as the basis for my "investment personnel" status with the Firm (the "Portfolio"); and (2) transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio, such as frontrunning transactions or the existence of any economic relationship between my transaction and securities held or to be acquired by the Portfolio:

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by Firm Clients, including the Fund, or (ii) being purchased or sold by Firm clients; and



(c) are in compliance with the Code of Ethics of the Firm.



Date:  __________________________   Signature:  _____________________________

                                   Print Name:  ____________________________

                                   Title:  __________________________________

Employer's Name:  Spectrum Asset Management, Inc.


         In accordance with the provisions of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this Report is:

         Authorized      ___

         Unauthorized      ___


Date:  __________________________   Signature:  ______________________________
                                                Compliance Officer

                                   (Exhibit E)

                         SPECTRUM ASSET MANAGEMENT, INC.

                                 ACCESS PERSONS

               Personal Securities Transactions Pre-clearance Form
                              (See Code of Ethics)

To the Compliance Officer of Spectrum Asset Management, Inc. (the "Firm"):

I hereby request pre-clearance of the following proposed transactions:


----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
                                                   Nature of                       Broker/Dealer
                                                   Transaction                     Or Bank Through     Authorized
                                  Dollar Amount    (Purchase,      Price (or       Whom Effected
                  No. of          of Transaction   Sale, Other)    Proposed                            Yes       No
Security          Shares                                           Price)
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------

----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------

----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------

----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------

----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------

----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------

----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------
----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------

----------------- --------------- ---------------- --------------- --------------- ------------------- ---------------


Signature:  _________________________           Date:  _________________________

Print Name:  _______________________

Employer:  Spectrum Asset Management, Inc.


Signature:  __________________________          Date:  _________________________
             Firm's Compliance Officer